Exhibit 99.1

For immediate release	For more information, contact:
Investor Relations
(713) 634-7775
Email: investor@furmanite.com

Furmanite Announces Agreement to Acquire ENGlobal Midstream

Inspection Division

HOUSTON, TEXAS (December 11th, 2012) – Furmanite Corporation (NYSE: FRM), reported today that it is acquiring certain assets of the Inspection Services Division of ENGlobal Corporation’s Field Solutions group, based in Tulsa, Oklahoma. This division provides inspection and project management services to contractors and operators participating primarily in the midstream oil and gas market. A wide range of inspection services are offered, including Non-Destructive Examination (NDE), Quality Assurance, and Regulatory Compliance services for pipelines and other capital, turnaround, maintenance, and mechanical integrity projects.

Furmanite will be transitioning employment of approximately 140 full-time skilled technicians and project managers in connection with the transaction when it closes, effective January 1, 2013.

Bon Roberson, General Manager of the ENGlobal Inspection Division, said, “We are very pleased to be joining the Furmanite team and look forward to a smooth and positive transition. With Furmanite’s global resources and financial strength behind us, we are confident in our ability to continue serving our customers with excellence.”

“We look forward to welcoming this outstanding team of talented people to our Company,” said Joe Milliron, President and COO of Furmanite, “Their combined expertise represents a significant expansion of our inspection capabilities, and the long standing relationships they have in the midstream oil and gas market will also open up additional opportunities for all of our existing lines of business.”

Mr. Milliron concluded, “We have experienced strong demand for Inspection and NDE services during the past year, and plan to announce more details regarding Furmanite’s future participation in this market within the next 60 days.”

ABOUT FURMANITE CORPORATION

Furmanite Corporation (NYSE: FRM) is a worldwide technical services firm. Headquartered in Houston, Texas, Furmanite, one of the world’s largest specialty technical services companies, delivers a broad portfolio of engineering solutions that keep facilities operating, minimizing downtime and maximizing profitability. Furmanite’s diverse, global operations serve a broad array of industry sectors, including offshore drilling operations, pipelines, refineries and power generation facilities, chemical and petrochemical plants, steel mills, automotive manufacturers, pulp and paper mills, food and beverage processing plants, semi-conductor manufacturers and pharmaceutical manufacturers. Furmanite operates more than 75 offices on six continents. For more information, visit www.furmanite.com.

Certain of the Company’s statements in this press release are not purely historical, and as such are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These include statements regarding management’s intentions, plans, beliefs, expectations or projections of the future. Forward-looking statements involve risks and uncertainties, including without limitation, the various risks inherent in the Company’s business, and other risks and uncertainties detailed from time to time in the Company’s periodic reports filed with the Securities and Exchange Commission. One or more of these factors could affect the Company’s business and financial results in future periods, and could cause actual results to differ materially from plans and projections. There can be no assurance that the forward-looking statements made in this document will prove to be accurate, and issuance of such forward-looking statements should not be regarded as a representation by the Company, or any other person, that the objectives and plans of the Company will be achieved. All forward-looking statements made in this press release are based on information presently available to management, and the Company assumes no obligation to update any forward-looking statements to reflect new information, events or circumstances after the date made or to reflect the occurrence of unanticipated events, except as required by law.

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